UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017 (September 6, 2017)

PILGRIM’S PRIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle, Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 506-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On September 8, 2017, Onix Investments UK Limited, a private limited company incorporated under the laws of England and Wales and registered with company number 10934285 (“Purchaser”) and a wholly-owned subsidiary of Pilgrim’s Pride Corporation, a Delaware corporation (“Parent”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with JBS S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (“Seller”), Granite Holdings S.à r.l., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (the “Company”) and, for certain limited purposes set forth in the Purchase Agreement, Parent, pursuant to which Purchaser simultaneously acquired all of the issued and outstanding shares of the Company (the “Acquisition”) for an aggregate purchase price of One Billion British Pounds (GBP 1,000,000,000) (or approximately One Billion Three Hundred Nine Million Nine Hundred Thousand Dollars ($1,309,900,000) based on a GBP into USD exchange rate of 1.3099), consisting of (on a cash-free, debt-free basis) Two Hundred Thirty Million British Pounds (GBP 230,000,000) (to be paid in USD in an amount equal to Three Hundred One Million Two Hundred Seventy-Seven Thousand Dollars ($301,277,000) in cash based on a GBP into USD exchange rate of 1.3099) and a Five Hundred Sixty-Two Million Four Hundred Ninety Thousand British Pounds (GBP 562,490,000) promissory note issued by Purchaser, and guaranteed by Parent, to Seller (the “Seller Note”).

Purchaser and the Company share a common ultimate parent entity, Seller, which, prior to the Acquisition, owned 100% equity interests of the Company, and currently owns approximately 78% of the equity interests of Parent. In light of the relationship between the parties, Parent formed a special committee (the “Special Committee”) consisting solely of independent members of the Board of Directors of Parent (the “Board”). The Board granted the Special Committee the exclusive power and full authority of the Board to take all actions it considered necessary, appropriate, or desirable in connection with evaluating, reviewing, negotiating, and implementing the transactions contemplated by the Purchase Agreement or any alternative to those transactions, including the right to determine at any time not to pursue the transactions and to terminate Parent’s consideration of the transactions. The Special Committee engaged outside legal and financial advisors to assist in the negotiation and agreement of the terms and conditions in the Purchase Agreement. On September 8, 2017, the Special Committee adopted resolutions expressing the Special Committee’s unanimous determination that it is in the best interests of Parent to enter into and execute the Purchase Agreement and the transactions contemplated thereby.

The Purchase Agreement contains customary representations and warranties of Purchaser, Seller and the Company. The Purchase Agreement also contains customary covenants of Purchaser, Seller and the Company. Subject to certain limitations and conditions set forth in the Purchase Agreement, Seller and Purchaser will indemnify each other from and after the closing for, among other things, breaches or inaccuracies of the representations, warranties and covenants contained in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Purchase Agreement, which is filed as Exhibits 2.1 hereto and incorporated herein by reference. In addition, the representations, warranties, indemnities and covenants in the Purchase Agreement were made only for the purpose of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement as of specific dates, in accordance with and subject to the terms of the Purchase Agreement, and the Purchase Agreement is not intended to, and does not, confer upon any person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein. It is particularly important to note that such representations, warranties, indemnities and covenants (i) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement (by establishing the scope of indemnities relating to such representations and warranties and not for the purpose of establishing these matters as facts), (ii) may or may not have been accurate as of any specific date, and (iii) may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosures made by Parent and Purchaser that are not set forth in the body of the Purchase Agreement) and therefore may not be complete. The representations, warranties, indemnities and covenants in the Purchase Agreement also may be subject to contractual standards of materiality applicable to the contracting parties that may be very different from those generally applicable to disclosure requirements under the federal securities laws, including for reports and documents filed with the Securities and Exchange Commission (“SEC”). Investors should not rely on the representations, warranties, indemnities and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent or its subsidiaries or affiliates. The representations, warranties, indemnities and covenants do not purport to be accurate as of the date of filing of this Form 8-K, and the subject matter thereof may change after the date of the Purchase Agreement, which subsequent developments or new information may or may not be fully reflected in Parent’s public disclosures. Furthermore, any factual disclosures in the Purchase Agreement or this Form 8-K may be supplemented, updated or modified by disclosures contained in, and should be considered in conjunction with, reports and other matters the Parent files with, or furnishes to, the SEC or otherwise publicly discloses.

First Amendment to Third Amended and Restated Credit Agreement

On September 6, 2017, the Parent and certain of its subsidiaries entered into a First Amendment to Third Amended and Restated Credit Agreement (the “First Amendment”) with Coöperatieve Rabobank U.A., New York Branch, as administrative agent and collateral agent and the lenders party thereto, which amends the Third Amended and Restated Credit Agreement, dated as of May 8, 2017, by and among the Parent and certain of its subsidiaries, Coöperatieve Rabobank U.A., New York Branch, as administrative agent and collateral agent and the lenders party thereto (as amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”). The First Amendment permitted the Parent to consummate the Acquisition.

Pursuant to the First Amendment, certain amendments were made to the Credit Agreement, including the following:

•	The First Amendment amended the minimum Consolidated Tangible Net Worth (as defined in the Credit Agreement) covenant in the Credit Agreement to require that the Parent and its subsidiaries to maintain, as of the quarter ending March 26, 2017 and each quarter thereafter, Consolidated Tangible Net Worth of not less than an amount equal to the sum of $370 million plus (1) for the quarters ending September 24, 2017 and December 31, 2017, an amount equal to 50% of Net Income (as defined in the Credit Agreement) of the Parent and its subsidiaries as reported in the Parent’s unaudited financial statements for the quarter, on a cumulative basis, or (2) for the fiscal year ended 2018 and each fiscal year thereafter, an amount equal to 50% of cumulative Net Income of the Parent and its subsidiaries as reported in the Parent’s audited financial statements for the fiscal year, on a cumulative basis. For purposes of determining Consolidated Tangible Net Worth, the amount of goodwill and other intangibles attributable to the Company will be limited to 25% of such amount for the fiscal quarter ended September 24, 2017, which thereafter will increase 5% each fiscal quarter until the full amount of such goodwill and other intangibles are included in Consolidated Tangible Net Worth.

•	The First Amendment amended the covenant limiting transactions with affiliates to permit the Acquisition and the Seller Note.

•	The First Amendment amended the Credit Agreement to permit repayment of the Seller Note from (1) the Parent’s available cash on hand or (2) the proceeds of new unsecured indebtedness of the Parent or the sale of equity interests by the Parent, in each case, subject to the Parent meeting certain requirements.

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, which is filed herewith as Exhibit 10.1 hereto and incorporated into this report by reference.

Seller Note

In connection with the Purchase Agreement, Purchaser issued the Seller Note in the aggregate principal amount of Five Hundred Sixty-Two Million Four Hundred Ninety Thousand British Pounds (GBP 562,490,000), dated September 8, 2017 (the “Closing Date”), to the Seller. The Seller Note is guaranteed by Parent and is subject to customary representations and warranties, covenants and events of default. The obligations under the Seller Note are subordinated to the obligations under the Credit Agreement.

The Seller Note has a 364-day maturity and the principal amount will be due and payable on September 6, 2018 (the “Maturity Date”). The Seller Note will accrue interest as follows: (i) 0% interest for the first sixty (60) days after the Closing Date; (ii) 4% interest for the period from sixty-one (61) days to one hundred twenty (120) days after the Closing Date; (iii) 6% interest for the period from one hundred twenty-one (121) days to one hundred eighty (180) days after the Closing Date; and (iv) 8% interest for the period from one hundred eighty-one (181) days after the Closing Date until the Maturity Date.

The foregoing summary of the Seller Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Seller Note, which is filed herewith as Exhibit 10.2 hereto and incorporated into this report by reference.

Item 2.01	Completion or Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2017, the Board adopted an amendment to Parent’s Amended and Restated Corporate Bylaws (the “Bylaws”), which became effective on September 8, 2017 (the “Bylaws Amendment”). The Bylaws Amendment added a new Article 10 to the Bylaws, which provides that, unless Parent consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving Parent will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any state or federal court within the State of Delaware). Further, the Bylaws Amendment provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of Parent shall be deemed to have notice of and consented to the personal jurisdiction of such courts. The foregoing summary of the Bylaws Amendment is qualified in its entirety by reference to the complete text of the Bylaws Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 11, 2017, Parent issued a press release to announce the execution of the Purchase Agreement and the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, on September 11, 2017, Parent held a conference call for investors that included a presentation containing supplemental information regarding the Acquisition. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this report on Form 8-K no later than 71 calendar days after the date on which this report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this report on Form 8-K no later than 71 calendar days after the date on which this report on Form 8-K is required to be filed.

(d)    Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of September 8, 2017, among JBS S.A., Granite Holdings S.à r.l., Onix Investments UK Limited and Pilgrim’s Pride Corporation.

3.1	Amendment to Amended and Restated Corporate Bylaws of Pilgrim’s Pride Corporation, dated as of September 8, 2017.

10.1	First Amendment to Third Amended and Restated Credit Agreement dated September 6, 2017 among Pilgrim’s Pride Corporation, the other loan parties thereto, and the lenders party thereto, and Coöperatieve Rabobank U.A., New York Branch, as administrative agent and collateral agent.

10.2	Seller Note, dated as of September 8, 2017 among Pilgrim’s Pride Corporation, JBS S.A. and Onix Investments UK Limited.

99.1	Press Release, dated September 11, 2017.

99.2	Investor Presentation, dated September 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2017	Pilgrim’s Pride Corporation

	By:	/s/ Fabio Sandri
Name: Fabio Sandri
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of September 8, 2017, among JBS S.A., Granite Holdings S.à r.l., Onix Investments UK Limited and Pilgrim’s Pride Corporation.

3.1	Amendment to Amended and Restated Corporate Bylaws of Pilgrim’s Pride Corporation, dated as of September 8, 2017.

10.1	First Amendment to Third Amended and Restated Credit Agreement dated September 6, 2017 among Pilgrim’s Pride Corporation, the other loan parties thereto, and the lenders party thereto, and Coöperatieve Rabobank U.A., New York Branch, as administrative agent and collateral agent.

10.2	Seller Note, dated as of September 8, 2017 among Pilgrim’s Pride Corporation, JBS S.A. and Onix Investments UK Limited.

99.1	Press Release, dated September 11, 2017.

99.2	Investor Presentation, dated September 11, 2017.